Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-185073 on Form S-8 of BSB Bancorp, Inc. and Subsidiaries of our report dated March 13, 2015, relating to our audit of the consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for the year ended December 31, 2014, of BSB Bancorp, Inc. and Subsidiaries, which appear in the Annual Report on Form 10-K of BSB Bancorp, Inc. for the year ended December 31, 2016.

Peabody, Massachusetts	/s/ Shatswell, MacLeod & Company P.C.
March 10, 2017